Exhibit 99.2 b
The following unaudited pro forma consolidated condensed balance sheet as of June 30, 2007 gives effect to the acquisition of 100% of PIPS Technology (“PIPS”) by Federal Signal Corp. (“the “Company”) as of June 30, 2007 as if the acquisition had occurred June 30, 2007.
The following unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 are presented as if the acquisition of PIPS had occurred, and the operations of the Company and PIPS had been consolidated as of January 1, 2006.
The unaudited pro forma consolidated condensed financial statements are presented for comparative purposes only and do not purport to be indicative of the combined financial position or results of operations which would have been realized had the acquisition of PIPS been consummated as of the date or during the periods for which unaudited pro forma financial statements are presented or for any future period or date.
The unaudited pro forma financial information should be read in conjunction with the Company’s previously filed year end and interim financial statements and the audited financial statements and notes thereto for PIPS that appear elsewhere in this Form 8-K amendment.
The preliminary pro forma acquisition adjustments are based on available information, certain assumptions made by the Company’s management and a preliminary valuation of the fair value of assets and liabilities acquired. Such adjustments are subject to change upon finalization of the valuation.

FEDERAL SIGNAL CORP.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2007

	Federal Signal	PIPS	Proforma		Proforma
($ in millions)	Historical	Historical	Adjustments		Consolidated
ASSETS
Manufacturing activities:
Current assets
Cash and cash equivalents	$16.6	$5.5	$(17.1	) A	$5.0
Accounts receivable, net	182.1	4.5	—		186.6
Inventories	215.4	1.8	—		217.2
Other current assets	35.7	0.1	—		35.8

Total current assets	449.8	11.9	(17.1)		444.6
Properties and equipment, net	89.6	0.8	—		90.4
Other assets					—
Goodwill, net of accumulated amortization	324.1	—	52.9	B,C,D	377.0
Other long-term assets and intangibles, net	24.3	0.1	63.5	B,C	87.9

Total manufacturing assets	887.8	12.7	99.3		999.8
Assets of discontinued operations	4.9	—	—		4.9
Financial services activities — Lease financing and other receivables, net	143.2	—	—		143.2

Total assets	$1,035.9	$12.7	$99.3		$1,147.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Manufacturing activities:
Current liabilities
Short-term borrowings	$1.5	$—	$—		$1.5
Current portion of long-term borrowings	35.5	—	—		35.5
Accounts payable	93.7	3.0	—		96.7
Customer deposits	25.7	—	—		25.7
Accrued liabilities and income taxes	82.3	1.2	—		83.5

Total current liabilities	238.7	4.2	—		242.9
Long-term borrowings	152.6	0.1	97.2	A	249.9
Long-term pension and other liabilities	29.6	—	—		29.6
Deferred income taxes	34.6	—	10.5	D	45.1

Total manufacturing liabilities	455.5	4.3	107.7		567.5
Liabilities of discontinued operations	16.1	—	—		16.1
Financial services activities — Borrowings	134.5	—	—		134.5

Total liabilities	606.1	4.3	107.7		718.1
Shareholders’ equity
Common stock	49.5	0.2	(0.2	) E	49.5
Capital in excess of par value	102.4	—	—		102.4
Retained earnings	326.1	8.2	(8.2	) E	326.1
Treasury stock, at cost	(30.1)	—	—		(30.1)
Accumulated other comprehensive loss	(18.1)	—	—		(18.1)

Total shareholders’ equity	429.8	8.4	(8.4)		429.8

Total liabilities and shareholders’ equity	$1,035.9	$12.7	$99.3		$1,147.9

See accompanying notes to unaudited pro forma consolidated Financial Statements.

FEDERAL SIGNAL CORP.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2006

	Federal Signal	PIPS	Pro forma		Pro forma
($ in millions, except per share amounts)	Historical	Historical	Adjustments		Consolidated
Net sales	$1,211.6	$26.4	$—		$1,238.0
Costs and expenses
Cost of sales	927.2	7.9	—		935.1
Selling, engineering, general and administrative expenses	214.5	8.4	2.3	AA	225.2

Operating income	69.9	10.1	(2.3)		77.8
Interest expense (income), net	25.0	(0.2)	5.8	BB	30.7
Other income (expense), net	(2.2)	—	—		(2.2)

Income (loss) before income taxes	42.7	10.3	(8.1)		44.9
Income tax charge	(8.3)	(2.9)	2.6	CC	(8.6)

Income from continuing operations	$34.4	$7.4	$(5.5)		$36.3

Loss from discontinued operations and disposal, net of tax	(11.7)	—	—		(11.7)

Net income (loss)	$22.7	$7.4	$(5.5)		$24.6

Basic and diluted earnings per share
Earnings from continuing operations	$0.72				$0.76
Loss from discontinued operations and disposal, net of taxes	$(0.25)				$(0.25)

Net earnings per share	$0.47				$0.51

See accompanying notes to unaudited pro forma consolidated Financial Statements.

FEDERAL SIGNAL CORP.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2007

	Federal Signal	PIPS	Pro forma		Pro forma
($ in millions, except per share amounts)	Historical	Historical	Adjustments		Consolidated
Net sales	$609.4	$10.0	$—		$619.4
Costs and expenses
Cost of sales	461.9	2.2	—		464.1
Selling, engineering, general and administrative expenses	111.5	4.7	1.2	AA	117.4

Operating income	36.0	3.1	(1.2)		37.9
Interest expense (income), net	11.6	(0.1)	2.9	BB	14.4
Other income (expense)	(1.2)	—	—		(1.2)

Income (loss) before income taxes	23.2	3.2	(4.1)		22.3
Income tax charge	(6.2)	(1.1)	1.3	CC	(6.0)

Income from continuing operations	$17.0	$2.1	$(2.8)		$16.3

Loss from discontinued operations and disposal, net of tax	24.7	—	—		24.7

Net income (loss)	$41.7	$2.1	$(2.8)		$41.0

Basic and diluted earnings per share
Earnings from continuing operations	$0.35				$0.34
Gain from discontinued operations and disposal, net of taxes	$0.52				$0.52

Net earnings per share	$0.87				$0.86

See accompanying notes to unaudited pro forma consolidated Financial Statements.

FEDERAL SIGNAL CORP.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
NOTE I — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION
The accompanying historical financial statements of Federal Signal Corporation were prepared in accordance with U.S. generally accepted accounting principles and are presented in U.S. dollars. PIPS amounts presented in the pro forma consolidated balance sheet consist of the PIPS historical balance sheet amounts which were converted into U.S. dollars at the month end exchange rate. PIPS amounts presented in the pro forma condensed consolidated statement of income consist of the PIPS historical statement of operations amounts, which were converted into U.S. dollars at the average exchange rate for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.
NOTE II
The acquisition of PIPS Technologies was accounted for using the purchase method of accounting. In accordance with SFAS 141, the total purchase cost was allocated to the assets acquired and liabilities assumed based upon their respective fair values. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on a preliminary assessment. The final allocation of the purchase price may result in differences from the pro forma amounts included herein.
Preliminary Purchase price allocation (in $ millions):

Current assets	$11.9
Plant, property and equipment	0.8
Deferred Tax Assets	5.9
Other non-current assets	0.1
Intangible assets:
Trade Name	23.7
Customer Relationships	15.3
Technology	12.9
In-process Research and Development	5.7

Total Intangible Assets	$57.6

Goodwill	52.9
Current liabilities	(4.3)
Deferred tax liability	(10.5)
Other long-term liabilities	(0.1)
Total purchase price, net of cash acquired	$114.3

The Company recorded pro forma adjustments to selling, engineering, general and administrative expenses for amortization of intangible assets with definite lives. The average useful lives have been assigned as follows:

	Useful Life	Gross value
Customer Relationships	15 years	$15.3
Technology	10 years	$12.9
The acquisition was funded through a combination of cash and debt. The Company increased borrowings by $100.0 million on its existing revolving credit facility.
NOTE III — PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS
A) To record cash consideration paid for acquisition
B) To record goodwill and allocation of purchase price to intangible assets as a result of purchase of net assets
C) To record deferred tax asset on stock option exercise upon acquisition
D) To record deferred tax liability on purchase price allocation to intangible assets
E) To eliminate historical PIPS equity amounts
NOTE IV — PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS
AA)	To record income effect of amortization of intangible assets — 6 mos. and 12 mos., respectively

BB)	To record incremental interest expense — 6 mos. and 12 mos., respectively

CC)	To record tax effect of amortization of intangibles and incremental interest expense — 6 mos. and 12 mos., respectively